UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-A/A
Amendment No. 1
________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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BANK OF MARIN BANCORP
(Exact name of Registrant as specified in its charter)
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California	20-8859754
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class To Be Registered	Name of Each Exchange on Which Each Class Is to be Registered
Preferred Share Purchase Rights	Nasdaq Capital Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

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EXPLANATORY NOTE

Bank of Marin Bancorp (the “Company”) (NASDAQ: BMRC) hereby amends its Registration Statement on Form 8-A, dated July 2, 2007 (the “Form 8-A”), as follows:

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

Item 1 of the Form 8-A is amended and supplemented by adding the following:

On June 17, 2016, and pursuant to Sections 27 and 29 of the Rights Agreement, dated July 2, 2007 (the “Rights Agreement”), by and between Bank of Marin Bancorp and Bank of Marin, a California chartered bank, the Board of Directors of the Company unanimously agreed to enter into Amendment No. 1 (the “Amendment”).

The Amendment reduces the percentage of share ownership defining an “Acquiring Person” and certain related terms from fifteen percent (15%) to ten percent (10%) of the outstanding Common Shares. The Board believes that potential actions by a single accumulating shareholder and the concurrent risk of interference with the Company's expansion activities makes the Amendment necessary to protect shareholder value while pursuing its existing strategy.

The Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of Exhibit 4.2.

ITEM 2. EXHIBITS.

Item 2 of the Form 8-A is hereby amended by adding the following Exhibit 4.2, incorporated by reference from the Company’s Current Report on Form 8-K filed on June 22, 2016:

Exhibit Number	Description

4.1
Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of July 2, 2007, including Form of Right Certificate attached thereto as Exhibit B, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated and filed July 2, 2007 (File No. 001-33572)

4.2
Amendment No. 1 to Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of June 17, 2016, incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 22, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2016	BANK OF MARIN BANCORP

	by:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of July 2, 2007, including Form of Right Certificate attached thereto as Exhibit B, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A dated and filed July 2, 2007 (File No. 001-33572).

4.2
Amendment No. 1 to Rights Agreement between Bank of Marin Bancorp and Bank of Marin, as Rights Agent, dated as of June 17, 2016, incorporated by reference to Exhibit 4.2 from the Company’s Current Report on Form 8-K filed on June 22, 2016.